Exhibit 17(c)

Financial statements (unaudited)

Schedules of investments (unaudited)

July 31, 2010

Legg Mason Lifestyle Allocation 100%

Description	Shares	Value
Investments in Underlying Funds — 99.9%
Legg Mason Capital Management Value Trust, Inc., Class I Shares	170,680	$6,910,827
Legg Mason Global Trust, Inc. — Legg Mason Batterymarch International Equity Trust, Class IS Shares	705,614	8,298,022
Legg Mason Partners Equity Trust:
Legg Mason Batterymarch U.S. Large Cap Equity Fund, Class IS Shares	1,280,673	11,679,741
Legg Mason ClearBridge Aggressive Growth Fund, Class IS Shares	65,548	6,458,406	*
Legg Mason ClearBridge Appreciation Fund, Class IS Shares	944,296	11,595,955
Legg Mason ClearBridge Fundamental All Cap Value Fund, Class IS Shares	521,975	6,336,774
Legg Mason ClearBridge Mid Cap Core Fund, Class IS Shares	420,812	7,864,973	*
Legg Mason ClearBridge Small Cap Growth Fund, Class IS Shares	403,373	5,719,833	*
Legg Mason Global Currents International All Cap Opportunity Fund, Class IS Shares	1,021,804	8,051,812
The Royce Fund — Royce Value Fund, Institutional Class Shares	572,696	5,830,045	*

Total Investments in Underlying Funds before Short-Term Investment (Cost —$80,907,395)		78,746,388

Security	Rate	Maturity Date	Face Amount
Short-Term Investment — 0.2%
Repurchase Agreement — 0.2%
Interest in $350,003,000 joint tri-party repurchase agreement dated 7/30/10 with RBS Securities Inc.; Proceeds at maturity — $145,003; (Fully collateralized by various U.S. government agency obligations, 0.000% due 8/2/10 to 10/29/10; Market value — $147,902) (Cost — $145,000)	0.210%	8/2/10	$145,000	145,000

Total Investments — 100.1% (Cost — $81,052,395#)				78,891,388
Liabilities in Excess of Other Assets — (0.1)%				(84,953)

Total Net Assets — 100.0%				$78,806,435

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

July 31, 2010

Legg Mason Lifestyle Allocation 85%

Description	Shares	Value
Investments in Underlying Funds — 99.8%
Legg Mason Capital Management Value Trust, Inc., Class I Shares	880,373	$35,646,305
Legg Mason Global Trust, Inc. — Legg Mason Batterymarch International Equity Trust, Class IS Shares	4,579,940	53,860,095
Legg Mason Partners Equity Trust:
Legg Mason Batterymarch U.S. Large Cap Equity Fund, Class IS Shares	7,907,837	72,119,473
Legg Mason ClearBridge Aggressive Growth Fund, Class IS Shares	356,491	35,125,092	*
Legg Mason ClearBridge Appreciation Fund, Class IS Shares	5,704,408	70,050,132
Legg Mason ClearBridge Fundamental All Cap Value Fund, Class IS Shares	2,596,910	31,526,490
Legg Mason ClearBridge Mid Cap Core Fund, Class IS Shares	1,404,751	26,254,799	*
Legg Mason ClearBridge Small Cap Growth Fund, Class IS Shares	2,857,761	40,523,055	*
Legg Mason Global Currents International All Cap Opportunity Fund, Class IS Shares	6,795,761	53,550,593
The Royce Fund — Royce Value Fund, Institutional Class Shares	4,006,456	40,785,718	*
Western Asset Funds, Inc.:
Western Asset Absolute Return Portfolio, Class IS Shares	2,536,588	25,594,290
Western Asset Core Plus Bond Portfolio, Class IS Shares	1,004,212	10,845,486
Western Asset High Yield Portfolio, Class IS Shares	3,070,946	26,932,193

Total Investments in Underlying Funds before Short-Term Investment (Cost —$550,615,983)		522,813,721

Security	Rate	Maturity Date	Face Amount
Short-Term Investment — 0.3%
Repurchase Agreement — 0.3%
Interest in $12,197,000 joint tri-party repurchase agreement dated 7/30/10 with Barclays Capital Inc.; Proceeds at maturity — $1,415,025; (Fully collateralized by U.S. government obligations, 3.375% due 11/15/19; Market value — $1,443,303) (Cost — $1,415,000)	0.210%	8/2/10	$1,415,000	1,415,000

Total Investments — 100.1% (Cost — $552,030,983#)				524,228,721
Liabilities in Excess of Other Assets — (0.1)%				(610,224)

Total Net Assets — 100.0%				$523,618,497

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

See Notes to Financial Statements.

Statements of assets and liabilities (unaudited)

July 31, 2010

	Legg Mason Lifestyle Allocation 100%	Legg Mason Lifestyle Allocation 85%
Assets:
Investments, at cost	$81,052,395	$552,030,983
Investments, at value	78,891,388	524,228,721
Cash	91	—
Receivable for Fund shares sold	48,521	180,276
Receivable from investment manager	13,957	6,683
Receivable for Underlying Funds sold	4,077	239,399
Interest receivable	2	17
Prepaid expenses	21,442	29,999

Total Assets	78,979,478	524,685,095

Liabilities:
Payable for Fund shares repurchased	35,227	545,668
Distribution fees payable	28,092	167,292
Payable for Underlying Funds purchased	21,197	—
Trustees’ fees payable	698	4,036
Due to custodian	—	3,671
Distributions payable	—	—
Accrued expenses	87,829	345,931

Total Liabilities	173,043	1,066,598

Total Net Assets	$78,806,435	$523,618,497

Net Assets:
Par value (Note 7)	$96	$466
Paid-in capital in excess of par value	96,592,740	607,065,111
Undistributed (overdistributed) net investment income	(422,851)	(131,040)
Accumulated net realized loss on Underlying Funds	(15,202,543)	(55,513,778)
Net unrealized appreciation (depreciation) on Underlying Funds	(2,161,007)	(27,802,262)

Total Net Assets	$78,806,435	$523,618,497

Shares Outstanding:
Class A	7,283,162	37,942,611
Class B	1,842,897	7,569,094
Class C	504,371	1,115,877
Class I	—	15,749

Net Asset Value:
Class A (and redemption price)	$8.20	$11.34
Class B*	$8.12	$10.73
Class C*	$8.14	$10.89
Class I (and redemption price)	—	$11.34
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 5.75%, 5.75% and 5.75%, respectively)	$8.70	$12.03

*	Redemption price per share is NAV of Class B and C shares reduced by 5.00% and a 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Statements of operations (unaudited)

For the Six Months Ended July 31, 2010

	Legg Mason Lifestyle Allocation 100%	Legg Mason Lifestyle Allocation 85%
Investment Income:
Income distributions from Underlying Funds	—	$1,905,992
Interest	$124	814

Total Investment Income	124	1,906,806

Expenses:
Transfer agent fees (Note 5)	206,709	1,140,976
Distribution fees (Notes 2 and 5)	170,839	1,027,937
Registration fees	31,397	38,283
Legal fees	12,635	23,358
Audit and tax	12,381	14,592
Shareholder reports	9,575	68,281
Trustees’ fees	3,526	24,120
Insurance	1,063	5,799
Custody fees	145	96
Restructuring and reorganization fees	—	—
Miscellaneous expenses	2,146	2,243

Total Expenses	450,416	2,345,685

Less: Expense reimbursements (Notes 2 and 5)	(67,113)	(21,624)

Net Expenses	383,303	2,324,061

Net Investment Income (Loss)	(383,179)	(417,255)

Realized and Unrealized Gain (Loss) on Underlying Funds (Notes 1 and 3):
Net Realized Loss on Sale of Underlying Funds	(1,596,457)	(9,734,505)
Change in Net Unrealized Appreciation/Depreciation on Underlying Funds	3,905,777	25,047,637
Net Gain on Underlying Funds	2,309,320	15,313,132
Proceeds from Settlement of a Regulatory Matter (Note 9)	—	391,351

Increase in Net Assets from Operations	$1,926,141	$15,287,228

See Notes to Financial Statements.

Statements of changes in net assets

Legg Mason Lifestyle Allocation 100%

For the Six Months Ended July 31, 2010 (unaudited) and the Year Ended January 31, 2010	July 31	January 31
Operations:
Net investment income (loss)	$(383,179)	$190,100
Net realized loss	(1,596,457)	(5,499,765)
Change in net unrealized appreciation/depreciation	3,905,777	23,656,809

Increase in Net Assets From Operations	1,926,141	18,347,144

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(55,030)	(385,014)

Decrease in Net Assets from Distributions to Shareholders	(55,030)	(385,014)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	10,218,822	19,285,366
Reinvestment of distributions	54,981	383,412
Cost of shares repurchased	(8,108,748)	(13,896,597)

Increase in Net Assets From Fund Share Transactions	2,165,055	5,772,181

Increase in Net Assets	4,036,166	23,734,311

Net Assets:
Beginning of period	74,770,269	51,035,958

End of period*	$78,806,435	$74,770,269

* Includes (overdistributed) and undistributed net investment income, respectively, of:	$(422,851)	$15,358

See Notes to Financial Statements.

Legg Mason Lifestyle Allocation 85%

For the Six Months Ended July 31, 2010 (unaudited) and the Year Ended January 31, 2010	July 31	January 31
Operations:
Net investment income (loss)	$(417,255)	$7,183,471
Net realized loss	(9,734,505)	(24,367,684)
Change in net unrealized appreciation/depreciation	25,047,637	155,871,020
Proceeds from settlement of a regulatory matter (Note 9)	391,351	—

Increase in Net Assets From Operations	15,287,228	138,686,807

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(125,012)	(7,650,064)

Decrease in Net Assets from Distributions to Shareholders	(125,012)	(7,650,064)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	32,901,045	66,399,157
Reinvestment of distributions	124,781	7,634,444
Cost of shares repurchased	(46,544,526)	(81,731,790)

Decrease in Net Assets from Fund Share Transactions	(13,518,700)	(7,698,189)

Increase in Net Assets	1,643,516	123,338,554

Net Assets:
Beginning of period	521,974,981	398,636,427

End of period*	$523,618,497	$521,974,981

* Includes (overdistributed) and undistributed net investment income, respectively, of:	$(131,040)	$19,498

See Notes to Financial Statements.

Financial highlights

Legg Mason Lifestyle Allocation 100%

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class A Shares[1]	2010[2]	2010	2009	2008[3]	2007[3,4]

Net asset value, beginning of period	$7.99	$5.99	$10.61	$11.50	$11.40

Income (loss) from operations:

Net investment income (loss)[5]	(0.03)	0.03	0.06	0.13	(0.00)[6]
Net realized and unrealized gain (loss)	0.25	2.03	(4.44)	(0.93)	0.10

Total income (loss) from operations	0.22	2.06	(4.38)	(0.80)	0.10

Less distributions from:

Net investment income	(0.01)	(0.06)	(0.00)[6]	(0.07)	—
Net realized gains	—	—	(0.24)	(0.02)	—

Total distributions	(0.01)	(0.06)	(0.24)	(0.09)	—

Net asset value, end of period	$8.20	$7.99	$5.99	$10.61	$11.50

Total return[7]	2.72%	34.46%	(42.19)%	(6.97)%	0.88%

Net assets, end of period (000s)	$59,742	$55,770	$37,263	$33,051	$428

Ratios to average net assets:

Gross expenses[8]	0.92%[9]	1.01%	1.06%	1.34%[10]	116.13%[9]
Net expenses[8,11,12,13]	0.80 [9]	0.78	0.76	0.80 [10]	0.80 [9]
Net investment income (loss)[5]	(0.80)[9]	0.48	0.67	1.16	(0.22)[9]

Portfolio turnover rate	7%	14%	38%	27%	10%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	For the period December 29, 2006 (inception date) to January 31, 2007.
[5]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[6]	Amount represents less than $0.01 per share.
[7]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[8]	Does not include expenses of the Underlying Funds in which the Fund invests.
[9]	Annualized.
[10]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[11]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class A shares would not exceed 0.80% until December 31, 2011.

[12]	Reflects fee waivers and/or expense reimbursements.
[13]	The impact of compensating balance arrangements, if any, was less than 0.01%.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class B Shares[1]	2010[2]	2010	2009	2008[3]	2007[3,4]
Net asset value, beginning of period	$7.93	$5.94	$10.60	$11.50	$11.40

Income (loss) from operations:

Net investment income (loss)[5]	(0.06)	(0.02)	(0.01)	0.03	(0.01)
Net realized and unrealized gain (loss)	0.25	2.01	(4.41)	(0.91)	0.11

Total income (loss) from operations	0.19	1.99	(4.42)	(0.88)	0.10

Less distributions from:
Net realized gains	—	—	(0.24)	(0.02)	—

Total distributions	—	—	(0.24)	(0.02)	—

Net asset value, end of period	$8.12	$7.93	$5.94	$10.60	$11.50

Total return[6]	2.40%	33.50%	(42.63)%	(7.66)%	0.88%

Net assets, end of period (000s)	$14,956	$14,472	$9,122	$8,339	$499

Ratios to average net assets:

Gross expenses[7]	1.96%[8]	2.09%	2.15%	2.42%[9]	116.88%[8]
Net expenses[7,10,11,12]	1.55 [8]	1.53	1.53	1.55 [9]	1.55 [8]
Net investment income (loss)[5]	(1.55)[8]	(0.26)	(0.15)	0.30	(1.24)[8]

Portfolio turnover rate	7%	14%	38%	27%	10%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	For the period December 29, 2006 (inception date) to January 31, 2007.
[5]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[6]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	Does not include expenses of the Underlying Funds in which the Fund invests.
[8]	Annualized.
[9]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[10]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B shares would not exceed 1.55% until December 31, 2011.

[11]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[12]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class C Shares[1]	2010[2]	2010	2009	2008[3]	2007[3,4]

Net asset value, beginning of period	$7.95	$5.94	$10.60	$11.50	$11.40

Income (loss) from operations:

Net investment loss[5]	(0.06)	(0.01)	(0.02)	(0.01)	(0.00)[6]
Net realized and unrealized gain (loss)	0.25	2.02	(4.40)	(0.87)	0.10

Total income (loss) from operations	0.19	2.01	(4.42)	(0.88)	0.10

Less distributions from:

Net realized gains	—	—	(0.24)	(0.02)	—

Total distributions	—	—	(0.24)	(0.02)	—

Net asset value, end of period	$8.14	$7.95	$5.94	$10.60	$11.50

Total return[7]	2.39%	33.84%	(42.63)%	(7.66)%	0.88%

Net assets, end of period (000s)	$4,108	$4,528	$4,538	$8,477	$895

Ratios to average net assets:
Gross expenses[8]	1.42%[9]	1.35%	1.35%	1.96%[10]	116.88%[9]
Net expenses[8,11,12]	1.42 [9]	1.35 [13]	1.35 [13]	1.54 [10,13]	1.55 [9,13]
Net investment loss[5]	(1.42)[9]	(0.21)	(0.21)	(0.08)	(0.42)[9]

Portfolio turnover rate	7%	14%	38%	27%	10%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	For the period December 29, 2006 (inception date) to January 31, 2007.
[5]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[6]	Amount represents less than $0.01 per share.
[7]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[8]	Does not include expenses of the Underlying Funds in which the Fund invests.
[9]	Annualized.
[10]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[11]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class C shares would not exceed 1.55% until December 31, 2011.

[12]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[13]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Legg Mason Lifestyle Allocation 85%

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class A Shares[1]	2010[2]	2010	2009	2008[3]	2007[3]	2006[3]
Net asset value, beginning of period	$11.02	$8.26	$15.00	$16.52	$15.36	$13.80

Income (loss) from operations:

Net investment income (loss)[4]	(0.00)[5]	0.17	0.20	0.23	0.06	(0.00)[5]
Net realized and unrealized gain (loss)	0.32	2.77	(5.57)	(0.89)	1.14	1.56

Total income (loss) from operations	0.32	2.94	(5.37)	(0.66)	1.20	1.56

Less distributions from:

Net investment income	(0.00)[5]	(0.18)	(0.18)	(0.20)	(0.04)	—
Net realized gains	—	—	(1.19)	(0.66)	—	—

Total distributions	(0.00)[5]	(0.18)	(1.37)	(0.86)	(0.04)	—

Net asset value, end of period	$11.34	$11.02	$8.26	$15.00	$16.52	$15.36

Total return[6]	2.93%	35.53%	(37.58)%	(4.41)%	7.82%	11.30%

Net assets, end of period (000s)	$430,092	$424,907	$317,256	$492,744	$491,940	$464,856

Ratios to average net assets:

Gross expenses[7]	0.73%[8]	0.79%	0.79%	0.85%[9]	0.90%[10]	1.03%
Net expenses[7,11,12]	0.73 [8]	0.77 [13]	0.73 [13]	0.78 [9,13]	0.81 [10,13]	0.80 [13]
Net investment income (loss)[4]	(0.02)[8]	1.66	1.64	1.37	0.37	(0.01)

Portfolio turnover rate	10%	15%	41%	15%	79%	47%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[5]	Amount represents less than $0.01 per share.
[6]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	Does not include expenses of the Underlying Funds in which the Fund invests.
[8]	Annualized.
[9]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[10]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.85% and 0.77%, respectively.

[11]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class A shares would not exceed 0.80% until December 31, 2011.

[12]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[13]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class B Shares[1]	2010[2]	2010	2009	2008[3]	2007[3]	2006[3]
Net asset value, beginning of period	$10.44	$7.83	$14.32	$15.80	$14.76	$13.36

Income (loss) from operations:
Net investment income (loss)[4]	(0.04)	0.08	0.09	0.09	(0.06)	(0.11)
Net realized and unrealized gain (loss)	0.30	2.62	(5.28)	(0.82)	1.10	1.51
Proceeds from settlement of a regulatory matter	0.03	—	—	—	—	—

Total income (loss) from operations	0.29	2.70	(5.19)	(0.73)	1.04	1.40

Less distributions from:

Net investment income	(0.00)[5]	(0.09)	(0.11)	(0.09)	—	—
Net realized gains	—	—	(1.19)	(0.66)	—	—

Total distributions	(0.00)[5]	(0.09)	(1.30)	(0.75)	—	—

Net asset value, end of period	$10.73	$10.44	$7.83	$14.32	$15.80	$14.76

Total return[6]	2.79%[7]	34.45%	(38.07)%	(5.06)%	7.05%	10.48%

Net assets, end of period (000s)	$81,198	$84,327	$70,232	$127,665	$159,423	$200,934

Ratios to average net assets:

Gross expenses[8]	1.60%[9]	1.62%	1.63%	1.67%[10]	1.67%[11]	1.81%
Net expenses[8,12,13,14]	1.55 [9]	1.51	1.52	1.51 [10]	1.53 [11]	1.55
Net investment income (loss)[4]	(0.83)[9]	0.87	0.79	0.55	(0.39)	(0.78)

Portfolio turnover rate	10%	15%	41%	15%	79%	47%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[5]	Amount represents less than $0.01 per share.
[6]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 2.50% (Note 9).
[8]	Does not include expenses of the Underlying Funds in which the Fund invests.
[9]	Annualized.
[10]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[11]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.63% and 1.49%, respectively.

[12]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B shares would not exceed 1.55% until December 31, 2011.

[13]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[14]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended January 31, unless otherwise noted:

Class C Shares[1]	2010[2]	2010	2009	2008[3]	2007[3]	2006[3]
Net asset value, beginning of period	$10.55	$7.92	$14.46	$15.94	$14.87	$13.44

Income (loss) from operations:

Net investment income (loss)[4]	(0.03)	0.11	0.13	0.12	(0.03)	(0.08)
Net realized and unrealized gain (loss)	0.31	2.65	(5.34)	(0.82)	1.10	1.51
Proceeds from settlement of a regulatory matter	0.06	—	—	—	—	—

Total income (loss) from operations	0.34	2.76	(5.21)	(0.70)	1.07	1.43

Less distributions from:

Net investment income	(0.00)[5]	(0.13)	(0.14)	(0.12)	—	—
Net realized gains	—	—	(1.19)	(0.66)	—	—

Total distributions	(0.00)[5]	(0.13)	(1.33)	(0.78)	—	—

Net asset value, end of period	$10.89	$10.55	$7.92	$14.46	$15.94	$14.87

Total return[6]	3.24%[7]	34.84%	(37.85)%	(4.82)%	7.20%	10.64%

Net assets, end of period (000s)	$12,149	$12,733	$11,147	$23,879	$29,079	$36,142

Ratios to average net assets:

Gross expenses[8]	1.25%[9]	1.18%	1.15%	1.29%[10]	1.37%[11]	1.39%
Net expenses[8,12,13]	1.25 [9]	1.18	1.15	1.29 [10]	1.34 [11,14]	1.39
Net investment income (loss)[4]	(0.53)[9]	1.18	1.08	0.75	(0.19)	(0.61)

Portfolio turnover rate	10%	15%	41%	15%	79%	47%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended July 31, 2010 (unaudited).
[3]	For a share of capital stock outstanding prior to April 16, 2007.
[4]	Net investment income (loss) per share and net investment income (loss) ratio to average net assets include short-term capital gain distributions from Underlying Funds.
[5]	Amount represents less than $0.01 per share.
[6]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 2.67% (Note 9).
[8]	Does not include expenses of the Underlying Funds in which the Fund invests.
[9]	Annualized.
[10]	The gross and net expense ratios include interest expense. Excluding interest expense both ratios would not have changed.
[11]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.32% and 1.30%, respectively.

[12]

As a result of an expense limitation agreement, the ratio of expenses, other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class C shares would not exceed 1.55% until December 31, 2011.

[13]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[14]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Legg Mason Lifestyle Allocation 100% (“Allocation 100%”) and Legg Mason Lifestyle Allocation 85% (“Allocation 85%”) (collectively, the “Funds”) are separate non-diversified series of Legg Mason Partners Equity Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Funds invest in other mutual funds (“Underlying Funds”) which are affiliated with Legg Mason, Inc. (“Legg Mason”). The financial statements and financial highlights of the Underlying Funds are presented in a separate shareholder report for each respective Underlying Fund.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. Investments in the Underlying Funds are valued at the closing net asset value per share of each Underlying Fund on the day of valuation. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the last quoted bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before each Fund calculates its net asset value, the Funds value these securities at fair value as determined in accordance with the procedures approved by the Funds’ Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates fair value.

The Funds have adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Funds’ investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Funds’ own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Funds use valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of the security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Funds’ assets carried at fair value:

Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Allocation 100%
Investment in Underlying Funds†	$78,746,388	—	—	$78,746,388
Short-term investments†	—	$145,000	—	145,000

Total investments	$78,746,388	$145,000	—	$78,891,388

†	See Schedules of Investments for additional detail.

Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Allocation 85%
Investment in Underlying Funds†	$522,813,721	—	—	$522,813,721
Short-term investments†	—	$1,415,000	—	1,415,000

Total investments	$522,813,721	$1,415,000	—	$524,228,721

†	See Schedules of Investments for additional detail.

(b) Repurchase agreements. The Funds may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Funds acquire a debt security subject to an obligation of the seller to repurchase, and of the Funds to resell, the security at an agreed-upon price and time, thereby determining the yield during the Funds’ holding period. When entering into repurchase agreements, it is the Funds’ policy that its custodian or a third party custodian, acting on the Funds’ behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked to market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Funds generally have the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Funds seek to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Fund of funds risk. Your cost of investing in the fund, as a fund of funds, may be higher than the cost of investing in a mutual fund that only invests directly in individual securities. An underlying fund may change its investment objective or policies without the fund’s approval, which could force the fund to withdraw its investment from such underlying fund at a time that is unfavorable to the fund. In addition, one underlying fund may buy the same securities that another underlying fund sells. Therefore, the fund would indirectly bear the costs of these trades without accomplishing any investment purpose.

(d) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Net investment income distributions and short-term capital gain distributions, if any, from the Underlying Funds are recorded on the ex-dividend as investment income. Interest income is recorded on an accrual basis. Long-term capital gain distributions, if any, from the Underlying Funds are recorded on the ex-dividend date as realized gains. The cost of investments sold is determined by use of the specific identification method.

(e) Distributions to shareholders. The Allocation 100% and Allocation 85% Funds distribute net investment income and capital gains, if any, at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(f) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of each Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(g) Compensating balance arrangements. The Funds have an arrangement with their custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Funds’ cash on deposit with the bank.

(h) Federal and other taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Funds intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal income tax provision is required in the Funds’ financial statements.

Management has analyzed the Funds’ tax positions taken on federal income tax returns for all open tax years and has concluded that as of July 31, 2010, no provision for income tax is required in the Funds’ financial statements. The Funds’ federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(i) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is each Fund’s investment manager and Legg Mason Global Asset Allocation, LLC (“LMGAA”) is each Fund’s subadviser. LMPFA and LMGAA are wholly-owned subsidiaries of Legg Mason. Under the investment management agreement, the Funds do not pay a management fee.

As a result of expense limitation agreements, the ratio of expenses other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses to average net assets of the Allocation 100% and Allocation 85% Funds’ Class A, Class B and Class C shares will not exceed 0.80%, 1.55% and 1.55%, respectively. Additionally, the ratio of expenses other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses to average net assets of the Allocation 85% Fund’s Class I shares will not exceed 0.55%. These expense limitation agreements cannot be terminated prior to December 31, 2011 without the Board of Trustees’ consent.

The manager is permitted to recapture amounts previously forgone or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below an expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of each Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

During the six months ended July 31, 2010, Allocation 100% and Allocation 85% were reimbursed for expenses in the amounts of $67,113 and $21,624, respectively.

LMPFA provides administrative and certain oversight services to the Funds. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund, except, in certain cases, for the management of cash and short-term instruments.

In addition, the Funds indirectly pay management and/or administration fees to LMPFA and other wholly-owned subsidiaries of Legg Mason as a shareholder in the Underlying Funds. These management and administration fees ranged from 0.40% to 1.00% of the average daily net assets of the Underlying Funds.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as each Fund’s sole and exclusive distributor.

For Allocation 100% and Allocation 85% there is a maximum initial sales charge of 5.75% for Class A shares. The Allocation 100% and Allocation 85% have a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares of the Funds have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the six months ended July 31, 2010, sales charges and CDSCs paid to LMIS and its affiliates were approximately:

	Sales Charges	CDSCs
	Class A	Class A		Class B	Class C
Allocation 100%	$52,400	$0	*	$30,000	$200
Allocation 85%	122,000	100		93,400	700

*	Amount represents less than $100.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the six months ended July 31, 2010, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
Allocation 100%	$7,350,022	$5,579,707
Allocation 85%	54,698,680	69,131,561

At July 31, 2010, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation/ Depreciation
Allocation 100%	$1,250,082	$(3,411,089)	$(2,161,007)
Allocation 85%	31,096,411	(58,898,673)	(27,802,262)

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

During the six months ended July 31, 2010, the Funds may not invest directly in any derivative instruments.

5. Class specific expenses and reimbursements

The Funds have adopted a Rule 12b-1 distribution plan and under that plan the Funds pay a service fee with respect to their Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. In addition, the Allocation 100% and Allocation 85% each pay a distribution fee with respect to their Class B and C shares calculated at the annual rate of 0.75% of the average daily net assets of each respective class. Distribution fees are accrued daily and paid monthly.

For the six months ended July 31, 2010, class specific expenses were as follows:

	Distribution Fees	Transfer Agent Fees
Allocation 100%
Class A	$73,774	$143,530
Class B	75,082	58,067
Class C	21,983	5,112

Total	$170,839	$206,709

	Distribution Fees	Transfer Agent Fees
Allocation 85%
Class A	$542,964	$904,926
Class B	421,950	224,520
Class C	63,023	11,519
Class I	—	11

Total	$1,027,937	$1,140,976

For the six months ended July 31, 2010, reimbursements by class were as follows:

Reimbursements
Allocation 100%
Class A	$36,349
Class B	30,764
Class C	—

Total	$67,113

Reimbursements
Allocation 85%
Class A	—
Class B	$21,624
Class C	—
Class I	—

Total	$21,624

6. Distributions to shareholders by class

	Six Months Ended July 31, 2010	Year Ended January 31, 2010
Allocation 100%
Net Investment Income:
Class A	$55,030	$382,791
Class I	—	2,223	[1]
Total	$55,030	$385,014

	Six Months Ended July 31, 2010	Year Ended January 31, 2010
Allocation 85%
Net Investment Income:
Class A	$111,180	$6,769,973
Class B	11,369	720,885
Class C	2,458	159,048
Class I	5	158

Total	$125,012	$7,650,064

[1]	On January 26, 2010, Class I shares were fully redeemed.

7. Shares of beneficial interest

At July 31, 2010, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Funds have the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Six Months Ended July 31, 2010		Year Ended January 31, 2010
	Shares	Amount	Shares	Amount
Allocation 100%
Class A
Shares sold	979,255	$8,194,459	2,010,604	$14,301,408
Shares issued on reinvestment	6,656	54,981	52,648	381,189
Shares repurchased	(682,056)	(5,710,617)	(1,306,973)	(9,235,923)

Net increase	303,855	$2,538,823	756,279	$5,446,674

Class B
Shares sold	231,310	$1,918,694	658,241	$4,575,881
Shares repurchased	(213,799)	(1,754,114)	(368,929)	(2,676,490)

Net increase	17,511	$164,580	289,312	$1,899,391

Class C
Shares sold	12,809	$105,669	59,504	$399,725
Shares repurchased	(77,978)	(644,017)	(253,456)	(1,819,005)

Net decrease	(65,169)	$(538,348)	(193,952)	$(1,419,280)

Class I
Shares sold	—	—	1,178 [1]	$8,352 [1]
Shares issued on reinvestment	—	—	296 [1]	2,223 [1]
Shares repurchased	—	—	(20,304)[1]	(165,179)[1]

Net decrease	—	—	(18,830)[1]	$(154,604)[1]

1 On January 26, 2010, Class I shares were fully redeemed.

	Six Months Ended July 31, 2010		Year Ended January 31, 2010
	Shares	Amount	Shares	Amount
Allocation 85%
Class A
Shares sold	2,248,361	$25,787,247	5,284,734	$51,542,520
Shares issued on reinvestment	9,754	111,002	604,661	6,758,295
Shares repurchased	(2,888,689)	(33,060,845)	(5,713,239)	(55,784,555)

Net increase (decrease)	(630,574)	$(7,162,596)	176,156	$2,516,260

Class B
Shares sold	602,857	$6,543,601	1,527,909	$14,029,050
Shares issued on reinvestment	1,054	11,361	68,448	720,409
Shares repurchased	(1,111,424)	(12,097,049)	(2,489,627)	(23,139,760)

Net decrease	(507,513)	$(5,542,087)	(893,270)	$(8,390,301)

Class C
Shares sold	35,152	$387,625	88,720	$821,487
Shares issued on reinvestment	220	2,413	14,562	155,582
Shares repurchased	(126,041)	(1,374,983)	(304,295)	(2,807,475)

Net decrease	(90,669)	$(984,945)	(201,013)	$(1,830,406)

Class I
Shares sold	16,059	$182,572	621	$6,100
Shares issued on reinvestment	1	5	14	158
Shares repurchased	(1,063)	(11,649)	—	—

Net increase	14,997	$170,928	635	$6,258

8. Capital loss carryforward

As of July 31, 2010, Allocation 100% had a net capital loss carryforward of approximately $5,223,003, of which $4,302,576 expires in 2017 and $920,427 expires in 2018. These amounts will be available to offset any future taxable capital gains.

As of July 31, 2010, Allocation 85% had a net capital loss carryforward of approximately $10,701,540 all of which expires in 2018. This amount will be available to offset any future taxable capital gains.

9. Regulatory matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC (“SBFM”), a wholly-owned subsidiary of Legg Mason and the then investment adviser or manager to the Fund, and Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the Fund (the “Affected Funds”).

The SEC order found that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940, as amended, and the rules promulgated there under (the “Advisers Act”). Specifically, the order found that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Affected Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Affected Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Affected Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also found that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Affected Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Affected Funds’ best interests and that no viable alternatives existed.

SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding. The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order required Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Affected Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. The order also required that transfer agency fees received from the Affected Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million held in escrow was distributed to the Affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Affected Funds’ boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Affected Funds’ boards selected a new transfer agent for the Affected Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, LMPFA does not believe that this matter will have a material adverse effect on the Affected Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

On May 12, 2010, the SEC approved the disbursement of approximately $108.6 million previously paid to the U.S. Treasury, reflecting the disgorgement of Citigroup’s profits, plus interest. On May 26, 2010, these amounts were disbursed to the Affected Funds pursuant to a Plan of Distribution approved by the SEC. Allocation 85% has received $95,252, $226,269 and $69,830 for Classes A, B and C, respectively, related to this distribution. All other amounts not previously distributed were retained by the U.S. Treasury.

10. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM, a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against CAM, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. The parties currently are awaiting a decision from the U.S. Court of Appeals for the Second Circuit.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.